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                                                        EXHIBIT 10(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated June 30, 2000, relating to the financial statement and financial highlights of Morgan Stanley Equity Fund, formerly Morgan Stanley Dean Witter Equity Fund, referred to in such report, which appears in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
July 26, 2001